                                                                     EXHIBIT 4.5

                 AMENDMENT NO. 1 TO AND CONSENT AND WAIVER UNDER
                                CREDIT AGREEMENT

         THIS AMENDMENT NO. 1 TO AND CONSENT AND WAIVER UNDER CREDIT AGREEMENT (this "Amendment No. 1") is made the 30th day of June, 2000, by and among JLG INDUSTRIES, INC., a Pennsylvania corporation ("JLG"), and certain of its subsidiaries listed on Schedule 1 to the Credit Agreement (as defined below) (each, together with JLG, individually a "Borrower" and individually and collectively, the "Borrowers"); the Lenders listed on Schedule 2 to the Credit Agreement; First Union National Bank, as administrative agent ("Administrative Agent"); BankOne, Michigan, as syndication agent ("Syndication Agent") and The Chase Manhattan Bank, as documentation agent ("Documentation Agent").

                                   BACKGROUND

         Borrowers, Lenders, Administrative Agent, Syndication Agent and Documentation Agent entered into a Credit Agreement dated December 16, 1999 (as so amended hereby and as may be further amended from time to time, the "Credit Agreement") for use by the Borrowers to support working capital and general corporate purposes.

         Borrowers have informed Administrative Agent of their desire to enter into certain sale/leaseback and securitization of accounts receivable transactions. Borrowers, Lenders, Administrative Agent, Syndication Agent and Documentation Agent have agreed to make certain amendments to the Credit Agreement and grant certain consents under the Credit Agreement, each as set forth herein and subject to the terms and conditions hereof.

         In consideration of the foregoing and the premises and the agreements hereinafter set forth, and intending to be legally bound hereby, effective as of the Amendment No. 1 Effective Date, the parties hereto agree as follows:

         18. Definitions

            1. General Rule. Unless otherwise defined herein, terms used herein which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

            2. Additional Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement to read in their entirety as follows:

                  "Amendment No. 1" means the Amendment No. 1 to Credit Agreement by and among Borrowers, Lenders, Administrative

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         Agent, Syndication Agent and Documentation Agent, dated June 30, 2000.

                  "Amendment No. 1 Effective Date" means the date on which the conditions set forth in Paragraph 9 of Amendment No. 1 have been satisfied.

                  "Collections" has the meaning set forth on Exhibit D attached hereto.

                  "Equipment Sale/Leaseback" means a lease arrangement whereby a Borrower(s) sell certain manufacturing or other equipment to a lessor and lease back such equipment from the lessor.

                  "Purchaser" means a conduit entity that purchases Receivables, Related Security and Related Assets from a Borrower, Borrowers or a Securitization Subsidiary in connection with a Securitization.

                  "Receivable" has the meaning set forth on Exhibit A attached hereto.

                  "Related Assets" has the meaning set forth on Exhibit C attached hereto.

                  "Related Security" has the meaning set forth on Exhibit B attached hereto.

                  "Rental Fleet Sale/Leaseback" means a lease arrangement whereby Borrower(s) sell a pool of rental equipment to a lessor and lease back such equipment from the lessor.

                  "Securitization" means a financing arrangement, a component of which is a liquidity facility under which no Borrower is a borrower or guarantor, whereby a Borrower or Borrowers sell portions of its/their accounts receivable to a Securitization Subsidiary, in each case without recourse, but subject to certain representation, warranties, covenants and indemnity obligations, which will in turn sell such receivables to a Purchaser, in each case without recourse, but subject to certain representations, warranties, covenants and indemnity obligations.

                  "Securitization Subsidiary" means a bankruptcy-remote direct Subsidiary of JLG formed in connection with a Securitization.

            3. Amended Definition. The definition of "Debt" found in Section

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1.1 of the Credit Agreement is hereby amended so that the word "and" prior to subsection (h) is deleted, and the following subsection (i) is inserted prior to the period at the end of such definition:

                  ", and (i) any amount paid by a Purchaser to a Securitization Subsidiary in connection with a Securitization"

         19. Amended Section 9.1(g) (Limitations on Debt). Section 9.1(g) of the Credit Agreement is hereby amended so that the reference to "Five Million Dollars ($5,000,000)" is replaced by "Ten Million Dollars ($10,000,000)".

         20. Amended Section 9.6(d) (Limitations on Sales of Assets). Section 9.6(d) of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

                  (d) either: (i) the sale or discount without recourse of accounts receivable which arose in the ordinary course of business or
         (ii) the sale of Receivables, Related Security and Related Assets in connection with Securitizations, in each case as defined in and to the extent permitted by any consent or waiver by the Required Lenders relating thereto; provided, however, that the aggregate face amount of outstanding accounts receivable sold or discounted under clause (i) above, plus Debt outstanding in connection with Securitizations permitted under clause (ii) above, shall not exceed in the aggregate at any time One Hundred Million Dollars ($100,000,000); provided further, however, that for purposes of clause (i) above (but not clause (ii)), "outstanding" means those sold or discounted accounts receivable which are by their terms not due;

         21. Additional Section 10.1(q) (Sale/Leaseback or Securitization Cross-Default). The following new Section 10.1(q) is hereby added to the Credit Agreement to read in its entirety as follows:

                  (q) Sale/Leaseback or Securitization Cross-Default. Any Borrower or any Subsidiary shall (i) default in the payment of any Debt in connection with an Equipment Sale/Leaseback, Rental Fleet Sale/Leaseback or Securitization transaction beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created or (ii) default in the observance or performance of any other agreement or condition relating to any Debt in connection with an Equipment Sale/Leaseback, Rental Fleet Sale/Leaseback or Securitization transaction or

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         contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

         22. Consents and Waivers in connection with Sale/Leaseback Transactions. Borrowers have entered into and/or have informed Administrative Agent of their intent to enter into two types of sale/leaseback transactions. The first type is a lease arrangement whereby the Borrowers sell certain manufacturing and other equipment of the Borrowers to a lessor and lease back such equipment (an "Equipment Sale/Leaseback); the second type is a lease arrangement where the Borrowers will sell a pool of rental equipment to a lessor and lease back such equipment (a "Rental Fleet Sale/Leaseback"). The following consents and waivers are intended to permit Equipment Sale/Leaseback and Rental Fleet Sale/Leaseback transactions as and to the extent, and subject to the conditions, set forth below:

            1. Section 9.1 (Limitations on Debt). Section 9.1 of the Credit Agreement prohibits the Borrowers from incurring additional Debt except to the extent set forth in the exceptions described therein. Equipment Sale/Leaseback and Rental Fleet Sale/Leaseback transactions violate or may violate Section 9.1 of the Credit Agreement. Lenders hereby consent to the Borrowers' incurrence of Debt in connection with Equipment Sale/Leaseback and Rental Fleet Sale/Leaseback transactions; provided, however, that: (i) in connection with an Equipment Sale/Leaseback, the transaction is limited to the equipment placed in service not more than six months prior to the effective date of such Equipment Sale/Leaseback; (ii) the amount of Debt outstanding in connection with Equipment Sale/Leaseback transactions (including without limitation the January 28, 2000 transaction between JLG and SunTrust Leasing Corporation for the sale and leaseback of the Torrid Powder Finishing System located at JLG's paint facility at Shippensburg, Pennsylvania) shall be applied to reduce the 20% of Net Worth basket set forth in Section 9.1(h) of the Credit Agreement; and (iii) the amount of Debt outstanding in connection with Rental Fleet Sale/Leaseback transactions, either singly or in the aggregate, shall not exceed 15% of Net Worth of JLG and its Subsidiaries on a consolidated basis (as set forth on the most recently delivered financial statements by Borrowers to the Lenders), and such amount of Debt : (A) shall be equivalent to the sale price to the lessor of such equipment sold, less any lease amortization, in accordance with GAAP and (B) shall not be applied to reduce the 20% of Net Worth basket set forth in Section 9.1(h) of the Credit Agreement.

            2. Section 9.3 (Limitations on Liens). Section 9.3 of the Credit Agreement prohibits Borrowers from incurring Liens on any of their assets except to the extent set forth in the exceptions described therein. Equipment Sale/Leaseback and Rental Fleet Sale/Leaseback transactions violate or may violate Section 9.3 of the Credit Agreement because

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the lessor would have an effective lien on: (i) the Borrowers' assets transferred to the lessor as part of the Equipment Sale/Leaseback or Rental Fleet Sale/Leaseback transaction, and (ii) in connection with a Rental Fleet Sale/Leaseback transaction, the lessor would also have a lien on the Borrowers' accounts, proceeds of accounts, lease agreements and lease payments related to such assets (collectively, the "Transferred Assets"). Lenders hereby consent to Borrowers' incurrence of Liens on their Transferred Assets in connection with either Equipment Sale/Leaseback or Rental Fleet Sale/Leaseback transactions.

            3. Section 9.6 (Limitations on Sale of Assets). Section 9.6 of the Credit Agreement prohibits Borrowers and their Subsidiaries from conveying, selling, leasing, transferring or otherwise disposing of any of their property business or assets except to the extent set forth in the exceptions described therein, and therefore prohibits Borrowers from transferring ownership of their assets to a lessor under either an Equipment Sale/Leaseback or the Rental Fleet Sale/Leaseback. Lenders hereby consent to Borrowers' sale of Transferred Assets to a lessor in connection with Equipment Sale/Leaseback and Rental Fleet Sale/Leaseback transactions otherwise permitted herein.

            4. Section 9.11 (Restrictive Agreements). Section 9.11 of the Credit Agreement prohibits the Borrowers and their Subsidiaries from entering into any agreement evidencing indebtedness which contains any negative pledge on assets or covenants more restrictive than those in the Credit Agreement. The Borrowers' execution of the documentation in connection with Equipment Sale/Leaseback or Rental Fleet Sale/Leaseback transactions may, due to the inclusion of a negative pledge relating to the Transferred Assets, subject to the applicable transaction, violate Section 9.11 of the Credit Agreement. Lenders hereby consent to any Borrower's grant of a negative pledge on Transferred Assets to a lessor in connection with Equipment Sale/Leaseback or Rental Fleet Sale/Leaseback transactions.

         23. Consents and Waivers in connection with Securitization Transactions. Borrowers have informed Administrative Agent of their desire to enter into Securitization transactions. In each Securitization, one or more of the Borrowers will sell portions of its/their Receivables, Related Security and Related Assets to Securitization Subsidiaries, which will in turn sell such receivables to a Purchaser. A liquidity facility, under which no Borrower is a borrower or guarantor, will be a component of each such Securitization. JLG will provide Administrative Agent with: (i) one week's prior written notice of any Securitization and (ii) within one week after the closing of any Securitization, an opinion of counsel to Borrowers stating that such transaction has closed and that the documentation for such Securitization does not breach the terms of the Credit Agreement. The transaction evidenced by: (i) the Purchase and Sale Agreement dated as of June 30, 2000 between JLG, The Gradall Company, The Gradall Orville Company and a Securitization Subsidiary, (ii) the Receivables Purchase Agreement dated as of June 30, 2000 among a Securitization Subsidiary, as the Seller, JLG, as the Servicer, Market Street Funding Corporation, as the Issuer and PNC Bank, National Association, as the Administrator and (iii) the liquidity facility in connection therewith (collectively, the "PNC Securitization"), which documents (other than the liquidity facility, as to which Borrowers

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represent and warrant herein that they are not a party) have been reviewed by counsel to Administrative Agent, constitutes a Securitization hereunder. The following consents and waivers are intended to permit the PNC Securitization referred to above and subsequent Securitizations as and to the extent, and subject to the conditions, set forth below:

            1. Securitization Subsidiary. Section 7.12 of the Credit Agreement (Additional Subsidiaries) requires that any new Subsidiary of a Borrower must, inter alia, be joined as a Borrower under the Credit Agreement. Lenders hereby waive the requirement that a Securitization Subsidiary join the Credit Agreement as a Borrower. In addition, Lenders hereby waive a Securitization Subsidiary's compliance with the negative covenants found in Article 9 of the Credit Agreement, other than in Section 9.1 of the Credit Agreement.

            2. Section 9.1 (Limitations on Debt). Section 9.1 of the Credit Agreement prohibits Borrowers from incurring additional Debt except to the extent set forth in the exceptions described therein. A Securitization may contravene Section 9.1 of the Credit Agreement, because in connection with the sale of Receivables, Related Security and Related Assets to a Purchaser, a Securitization Subsidiary may incur Debt to a Purchaser for payments of the accounts receivable from such accounts. Lenders hereby consent to Debt not exceeding One Hundred Million Dollars ($100,000,000) outstanding at any time related to: (i) Securitizations and (ii) other sales or discounts without recourse of accounts receivable permitted by Section 9.6(d) of the Credit Agreement, either singly or in the aggregate (provided, however, that with respect to sales or discounts without recourse of accounts receivable referenced in clause (ii) above, "outstanding" means those sold or discounted accounts receivable which are by their terms not due).

            3. Section 9.3 (Limitations on Liens). Section 9.3 of the Credit Agreement prohibits Borrowers from incurring Liens on any of their assets except to the extent set forth in the exceptions described therein. A Securitization may contravene Section 9.3 of the Credit Agreement because in connection with the sale of the Receivables, Related Security and Related Assets, a Purchaser will file UCC-1 financing statements against the Borrower that sells such Receivables, Related Security and Related Assets. Lenders hereby consent to Purchasers filing UCC-1 financing statements against Borrowers in connection with a Securitization, so long as such UCC-1s cover only those Receivables, Related Security and Related Assets sold to a Purchaser in connection with such Securitization.

            4. Section 9.6 (Limitations on Sale of Assets). Section 9.6 of the Credit Agreement prohibits Borrowers and their Subsidiaries from conveying, selling, leasing, transferring or otherwise disposing of any of their property business or assets except to the extent set forth in the exceptions described therein, and therefore prohibits Borrowers from selling their accounts receivable to a Securitization Subsidiary in connection with a Securitization. Lenders hereby consent to Borrowers' sale of its/their Receivables, Related Security and Related Assets to a Securitization Subsidiary in connection with a Securitization.

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            5. Section 9.11 (Restrictive Agreements). Section 9.11 prohibits the
Borrowers and their Subsidiaries from entering into any agreement evidencing indebtedness which contains any negative pledge on assets or covenants more restrictive than those in the Credit Agreement. The Borrowers' execution of the documentation in connection with a Securitization may, due to the inclusion of a negative pledge relating to the Receivables, Related Security, Related Assets and Collections, subject to the applicable transaction, violate Section 9.11 of the Credit Agreement. Lenders hereby consent to Borrowers' grant of a negative pledge to a Purchaser on the Receivables, Related Security, Related Assets and Collections sold to such Purchaser in connection with a Securitization.

         24. Representations and Warranties. Borrowers hereby represent and warrant to Lenders as follows:

            1. Representations. The representations and warranties set forth in
Article VI of the Credit Agreement are true and correct in all material respects as of the Amendment No. 1 Effective Date, except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date; there is no Event of Default or Default under the Credit Agreement, as amended hereby; and since July 31, 1999 there has been no material adverse change in the properties, business, operations, prospects or condition (financial or otherwise) of JLG or its Subsidiaries on a Consolidated basis that could reasonably be expected to have a Material Adverse Effect.

            2. Power and Authority. Each Borrower has the power and authority under the laws of its state of incorporation or formation and under its respective articles or certificates of incorporation and bylaws or articles of organization and operating agreement to enter into and perform this Amendment No. 1 and the other documents and agreements required hereunder (collectively, the "Amendment Documents"); all necessary actions (corporate or otherwise) for the execution and performance by each Borrower of the Amendment Documents have been taken; and each of the Amendment Documents and the Credit Agreement, as amended, constitute the valid and binding obligations of Borrowers, enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

            3. No Violations of Law or Agreements. The execution and performance of the Amendment Documents by Borrowers will not: (i) violate any provisions of any law or regulation, federal, state or local, or the articles or certificates of incorporation or bylaws or articles of organization or operating agreement of any Borrower or (ii) result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any material agreement or instrument by which any Borrower or its property may be bound.

            4. Liquidity Facility. No Borrower is a borrower under or a guarantor

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for the liquidity facility to be established in connection with the PNC
Securitization transaction described in Paragraph 12 above. 1.

         25. Amendment Fee. Borrowers hereby covenant and agree to pay to each Lender who has executed this Amendment No. 1 a fee of five basis points on such Lender's Commitment Percentage under the Credit Agreement.

         26. Conditions to Effectiveness of Amendment. This Amendment No. 1 shall be effective upon the date of Administrative Agent's receipt of the following documents, each in form and substance reasonably satisfactory to Administrative Agent:

            1. Amendment No. 1. This Amendment No. 1 duly executed by Borrowers, Required Lenders and Administrative Agent.

            2. Existing Facility. An amendment to the documentation of the Existing Facility, in form and substance acceptable to Administrative Agent.

            3. Overdraft Facility. An amendment to the documentation evidencing the Overdraft Facility, in form and substance acceptable to Administrative Agent.

            4. Amendment Fee. Payment to Administrative Agent, for the benefit of each Lender, of the fees set forth in Paragraph 9 hereof.

            5. Opinion of Counsel. An opinion of counsel to Borrowers, in form and substance satisfactory to Administrative Agent.

            6. Good Standing Certificates. A good standing certificate from the secretary of state of the state of formation of each Borrower as of a recent date.

            7. Secretary Certificate. A certificate of the secretary of each Borrower certifying that the resolutions authorizing such Borrower's execution of this Amendment No. 1 are in full force and effect.

            8. Other Documents. Such additional documents as Lenders may reasonably request.

         27. Affirmations. Borrowers hereby: (i) affirm all the provisions of the Credit Agreement, as amended by this Amendment No. 1, and (ii) agree that the terms and conditions of the Credit Agreement shall continue in full force and effect as supplemented and amended hereby.

         28. Miscellaneous.

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            1. Borrowers agree to pay or reimburse Administrative Agent for all reasonable fees and expenses (including without limitation reasonable fees and expenses of counsel) incurred by Administrative Agent in connection with the preparation, execution and delivery of this Amendment No. 1.

            2. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law or choice of law principles.

            3. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

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            4. Except as expressly set forth herein, the execution, delivery and performance of this Amendment No. 1 shall not operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under the Credit Agreement and the agreements and documents executed in connection therewith or constitute a waiver of any provision thereof.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 the day and year first above written.


Attest:                                JLG INDUSTRIES, INC.
------

By: _____________________________  By: _____________________________
    Name: Thomas D. Singer             Name: Charles H. Diller, Jr.
    Title: Assistant Secretary         Title: Executive Vice President
                                              and Chief Financial Officer

Attest:                                FULTON INTERNATIONAL, INC.
------

By: _____________________________  By: _____________________________
    Name: Thomas D. Singer             Name: Charles H. Diller, Jr.
    Title: Secretary                   Title: President

Attest:                                JLG EQUIPMENT SERVICES, INC.
------

By: _____________________________  By: _____________________________
    Name: Thomas D. Singer             Name: Charles H. Diller, Jr.
    Title: Assistant Secretary         Title: Secretary and Treasurer

Attest:                                JLG MANUFACTURING, LLC
------
                                   By: JLG INDUSTRIES, INC., Authorized Member

By: _____________________________  By: _____________________________
    Name: Thomas D. Singer             Name: Charles H. Diller, Jr.
    Title: Assistant Secretary         Title: Executive Vice President
                                              and Chief Financial Officer

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                             [EXECUTIONS CONTINUED]

Attest:                                GRADALL INDUSTRIES, INC.
------

By: _____________________________  By: _____________________________
    Name: Thomas D. Singer             Name: Charles H. Diller, Jr.
    Title: Assistant Secretary         Title: Vice President

Attest:                                THE GRADALL COMPANY
------

By: _____________________________  By: _____________________________
    Name: Thomas D. Singer             Name: Charles H. Diller, Jr.
    Title: Assistant Secretary         Title: Vice President

Attest:                                THE GRADALL ORRVILLE COMPANY
------

By: _____________________________  By: _____________________________
    Name: Thomas D. Singer             Name: Charles H. Diller, Jr.
    Title: Assistant Secretary         Title: Vice President

                                       LENDERS

                                       FIRST UNION NATIONAL BANK,
                                       individually and in its capacity as
                                       Administrative Agent hereunder

                                   By: _____________________________
                                       Name:
                                       Title:

                                       BANK ONE, MICHIGAN,
                                       individually and in its capacity as
                                       Syndication Agent hereunder

                                   By: _____________________________
                                       Name:
                                       Title:

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                             [EXECUTIONS CONTINUED]

                                       THE CHASE MANHATTAN BANK,
                                       individually and in its capacity as
                                       Documentation Agent hereunder

                                   By: _____________________________
                                       Name:
                                       Title:

                                       ALLFIRST BANK, f/k/a The First National
                                       Bank of Maryland

                                   By: _____________________________
                                       Name:
                                       Title:

                                       PNC BANK, NATIONAL ASSOCIATION

                                   By: _____________________________
                                       Name:
                                       Title:

                                       HARRIS TRUST AND SAVINGS BANK

                                   By: _____________________________
                                       Name:
                                       Title:

                                       NATIONAL CITY BANK OF PENNSYLVANIA

                                   By: _____________________________
                                       Name:
                                       Title:

                                       COMERICA BANK

                                   By: _____________________________
                                       Name:
                                       Title:

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                             [EXECUTIONS CONTINUED]

                                       MELLON BANK, N.A.

                                   By: _____________________________
                                       Name:
                                       Title:

                                       SUNTRUST BANK, ATLANTA

                                   By: _____________________________
                                       Name:
                                       Title:

                                       WACHOVIA BANK, N.A.

                                   By: _____________________________
                                       Name:
                                       Title:

                                       BANK HAPOALIM B.M.

                                   By: _____________________________
                                       Name:
                                       Title:

                                       BANKBOSTON, N.A.

                                   By: _____________________________
                                       Name:
                                       Title:

                                       FLEET NATIONAL BANK

                                   By: _____________________________
                                       Name:
                                       Title:

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                             [EXECUTIONS CONTINUED]

                                       THE BANK OF NEW YORK

                                   By: _____________________________
                                       Name:
                                       Title:

                                       BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                   By: _____________________________
                                       Name:
                                       Title:

                                       CREDIT LYONNAIS NEW YORK BRANCH

                                   By: _____________________________
                                       Name:
                                       Title:

                                       ERSTE BANK

                                   By: _____________________________
                                       Name:
                                       Title:

                                       MICHIGAN NATIONAL BANK

                                   By: _____________________________
                                       Name:
                                       Title:

                                    EXHIBIT A

                                   RECEIVABLE

         Receivable means any indebtedness and other obligations owed to a Securitization Subsidiary or any Borrower by, or any right of a Securitization Subsidiary or any Borrower to payment from or on behalf of, a person obligated to make payments pursuant to the Contract (as defined in Exhibit B) relating to such Receivable (the "Obligor"), whether constituting an account, chattel paper, instrument or general intangible, arising from the sale of goods or the rendering of services by a Borrower, and includes the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and any other obligations arising from any one transaction, including indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.


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                                    EXHIBIT B

                                RELATED SECURITY

         Related Security means, with respect to any Receivable:

                  (a) all of a Securitization Subsidiary's and the respective Borrower's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable.

                  (b) all instruments and chattel paper that may evidence such Receivable,

                  (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and

                  (d) all of the Securitization Subsidiary's and the respective Borrower's rights, interests and claims under any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which a Receivable arises or that evidence such Receivable or under which an Obligor (as defined in Exhibit A) becomes or is obligated to make payment in respect of such Receivable (the "Contracts") and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.


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                                    EXHIBIT C

                                 RELATED ASSETS

                  "Related Assets" means, with respect to any Receivable:

                  (a) all monies due or to become due to a Borrower with respect to any Receivable or Related Security;

                  (b) all books and records of a Borrower related to any Receivable or Related Security; and

                  (c) all collections and other proceeds and products of any of the foregoing or any Receivable or Related Security (as defined in the applicable UCC), including, without limitation, (i) all funds received by any Borrower or Securitization Subsidiary from or on behalf of the Obligors (as defined in Exhibit A), in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of Receivables; (ii) all amounts (including any insurance proceeds) to be applied by a Borrower or Securitization Subsidiary to any amount owed in respect of any Receivable, and (iii) all net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors or any other parties directly or indirectly liable for payment of such Receivables, in respect of Receivables, all net proceeds.










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                                    EXHIBIT D

                                   COLLECTIONS

         "Collections" means, with respect to any Receivable: (a) all funds that are received by a Borrower or a Securitization Subsidiary in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor (as defined in Exhibit A) or any other person directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Collections deemed to have been received as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, discount or other adjustment made by the Securitization Subsidiary or any affiliate of a Securitization Subsidiary and an Obligor, and (c) all other proceeds of such Receivable.










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